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PROXY
                               GB BANCORPORATION
                     4320 La Jolla Village Drive, Suite 355
                          San Diego, California 92122


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GB BANCORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 10, 1997.



    The undersigned hereby constitutes and appoints Peggy Standefer and Robert Esch or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of GB Bancorporation which the undersigned would be entitled to vote if personally present at GB Bancorporation's Special Meeting of Shareholders to be held at the offices of GB Bancorporation, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122 on November 10, 1997 at 4:00 p.m., local time, and at any postponement or adjournment thereof, in the following manner:


1.    APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER

             / / FOR            / / AGAINST            / / ABSTAIN


2. APPROVAL OF ACCELERATION OF CERTAIN STOCK OPTIONS HELD BY DIRECTORS AND OFFICERS


             / / FOR            / / AGAINST            / / ABSTAIN


      OTHER MATTERS. The proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.



      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2.


                             (CONTINUED ON REVERSE SIDE)
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    WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS
WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


    Please date and sign exactly as your name or names appear hereon. If more than one owner exists, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.
                                                     Dated: ______________, 1997
                                                     ___________________________
                                                              Signature
                                                     ___________________________
                                                              Signature
                                                     ___________________________
                                                            Type or Print

   PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE
                               ENCLOSED ENVELOPE